UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

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[ x ] Definitive Information Statement

VILLAGEEDOCS

(Name of Registrant as Specified In Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION STATEMENT

VILLAGEEDOCS
14471 Chambers Road, Suite 105
Tustin, California  92780

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.         To elect a Board of Directors

2.         To amend the Articles of Incorporation to

(a) create and establish a series of preferred stock of the Company in connection with a private placement (the "Private Placement") of the Company's $800,000 convertible promissory note (the "Note"). The amendment authorizes 48,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 ("Series A Preferred Stock"), in accordance with the form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designations") attached to this information statement as Exhibit A; and

(b) increase the number of authorized shares of the Company's Common Stock from 175,000,000 to 250,000,000, no stated par value per share.

3.         To ratify and approve amendments to the Executive Employment Agreements with K. Mason Conner, H. Jay Hill, and Michael Richard.

The shareholders holding shares representing 74% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company's shareholders.

The Company's Board of Directors approved these actions on May 18, 2005 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the California Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days from the date of the mailing of this Information Statement to the Company's shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company's Shareholders at a Special Shareholder's Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 603 of the California General Corporation Law, (the "California Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Section 603 of the California Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about June 7, 2005.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was May 20, 2005, (the "Record Date").

Outstanding Voting Stock of the Company

As of the Record Date, there were 78,821,819 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock owned as of February 28, 2005 beneficially by (i) each person who beneficially owns more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the President and Chief Executive Officer of the Company, the executive officers and significant employees of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2004 exceeded $100,000), and (iv) directors, executive officers, and significant employees as a group:

---------------------------------------------------------------------------------------------
Name of Beneficial	Amount and Nature of	Percent
Owner (1)	Beneficial Ownership (2)	of Class (3) (4)
----------------------------------	-------------------------------	---------------------
James Townsend (5)	11,097,857	10.3

C. Alan Williams (6)	72,662,139	67.7

K. Mason Conner (7)	2,399,655	2.2

J. Thomas Zender (8)	1,126,927	1.1

H. Jay Hill (9)	1,289,427	1.2

James L. Kolassa (10)	300,000	0.3

James L. Campbell (11)	5,260,000	4.9

Stephen A. Garner (12)	5,260,000	4.9

All directors, executive officers,
and significant employees as a
group (7 persons)	16,098,311	15
---------------------------------------------------------------------------------------------

(1)  The address of each individual is in care of the Company.

(2)  Represents sole voting and investment power unless otherwise indicated.

(3)  Based on approximately 76,369,213 shares of the Company's Common Stock outstanding at February 28, 2005,  plus, as to each person listed, that  portion of Company Common Stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of  Company Common Stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or  warrants, or conversion of convertible debt within the next  60 days.

(4)  Excludes 19,822,599 shares reserved for issuance under outstanding options and warrants.

(5)  Includes debt convertible to 7,665,746 shares of Common Stock at $0.10 per share, options to acquire 45,632 shares of Common Stock at $2.50 per share, and options to purchase 101,795 shares of Common Stock at $0.1875 per share.

(6)  Includes $1,055,512 of debt convertible to 9,008,968 shares of Common Stock at $0.12 per share (85% of estimated fair market value as of February 28, 2005) and warrants to acquire 5,000,000 shares at $0.10 per share.

(7)  Includes options to acquire 600,000 shares of Common Stock at $0.25 per share, options to acquire 45,632 shares at $2.50 per share, and options to acquire 1,719,658 shares at $0.1875 per share.

(8) Includes options to acquire 290,000 shares of Common Stock at $0.20 per share, options to acquire 45,632 shares at $2.50 per share, and options to acquire 551,295 shares at $0.1875 per share.

(9) Includes options to acquire 200,000 shares of Common Stock at $0.20 per share, options to acquire 45,632 shares at $2.50 per share, options to acquire 411,795 shares at $0.1875 per share, options to acquire 300,000 shares at $0.18 per share, and options to acquire 200,000 shares at $0.10 per share.

(10) Includes options to acquire 300,000 shares of Common Stock at $0.18 per share.

(11)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share

(12)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share

Securities Authorized for Issuance Under Equity Compensation Plans

The following provides information, as of December 31, 2004, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
	---------------------	------------------	---------------------
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
---------------------------	---------------------	------------------	---------------------
Equity compensation plans
approved by security holders	20,093,670	$ 0.41	12,906,330

Equity compensation plans not
approved by security holders	5,016,000	$ 0.10	--
	----------------------	----------------	--------------------
Total	25,109,670	$ 0.35	12,906,330

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2004, the Company borrowed $345,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum (the "Notes").   The Notes are secured by a security interest in all of the Company's assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. or Mrs. Williams delivers written notice of his or her conversion election to the Company.

On February 17, 2004, the Company issued a $1,700,000 secured convertible promissory note for cash.  The note was issued to a related party, C. Alan and Joan P. Williams, and bears interest at 10 percent per annum.  The note and accrued interest are due at the earlier of one of three events: 1) October 31, 2007; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the note are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  In addition, the principal and accrued interest on the note are convertible into shares of the Company's common stock at a conversion price equal to eighty five percent of average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  As an inducement for Mr. and Mrs. Williams to provide the loan, the Company agreed to issue them a warrant to purchase 5,000,000 shares of the Company's restricted common stock at $0.10 per share exercisable until February 17, 2009.

In connection with the acquisition of TBS, the Company issued a $300,000 convertible promissory note to Stephen A. Garner and a $300,000 convertible promissory note to James L. Campbell (the "TBS Notes").  Each of the TBS Notes bears interest at 5 percent per annum and is due and payable in three equal annual installments of  $100,000, with the first installment paid in full during February 2005 and subsequent installments due on February 17, 2006 and February 17, 2007.  The TBS Notes are secured by a Stock Pledge Agreement and a Security Agreement.  In addition, Messrs. Garner and Campbell have the right to convert the balance of unpaid principal and interest of the TBS Notes into shares of the Company's common stock at the rate of 9.8 shares of Common Stock for each $1.00 of principal and interest to be converted.

During the year ended December 31, 2003, the Company borrowed $1,132,000 from C. Alan and Joan P. Williams and issued convertible promissory notes bearing interest at 10 percent per annum.  At December 31, 2004, the outstanding principal balance of convertible secured promissory notes payable (the "Notes") to Mr. and Mrs. Williams was $3,927,000.  The Notes are secured by a security interest in all of the Company's assets.  The notes and accrued interest are due at the earlier of one of three events: 1) October 31, 2005; 2) acquisition of controlling interest in the Company by a third party; or 3) the Company achieves equity financing of a minimum of $3,000,000.  If the Company is acquired, the principal and accrued interest on the Notes, as modified, are convertible into shares of the Company's common stock at the lower of $2.50 per share or the price paid per share by the acquirer.  The principal and accrued interest on $530,000 of these convertible promissory notes, as modified, are convertible into shares of the Company's common stock at a conversion price equal to the lower of $2.50 per share or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.  The principal and accrued interest on $1,352,000 of these convertible promissory notes issued between October 30, 2002 and December 31, 2003 are convertible into shares of the Company's common stock at a conversion price equal to the lower of $0.07 per share (below the fair market value on the date of issuance) or the average of the Company's common stock closing bid price on the OTCBB, NASDAQ or other established securities exchange or market for the ten (10) consecutive trading days prior to the date Mr. and Mrs. Williams deliver written notice of their conversion election to the Company.

TBS leases the building that houses substantially all of its operations from Perimeter Center Partners, which is controlled by James L. Campbell and Stephen A. Garner.  Messrs. Campbell and Garner are the former owners of TBS and are currently significant employees of the Company.  The lease was entered into in connection with the Company's acquisition of TBS and is a triple-net lease expiring in January 2009 at a cost of $6,200 per month.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

WHO ARE THE DIRECTORS THAT HAVE BEEN ELECTED?

Effective 20 days after this Information Statement is mailed to our stockholders, three Directors will be elected by the Written Consent for the ensuing year or until their successors are duly elected and qualified. The names, ages and background for at least the last five years for each person who will be elected as a director is as follows:

Name	Age	Position
----------------------------	------	---------------------------------------------------------

J. Thomas Zender	65	Chairman of the Board, Director since 1997

K. Mason Conner	48	President, Chief Executive Officer, Director since 1998

H. Jay Hill	65	Executive Vice President of Corporate Development, Director since 1997

J. Thomas Zender has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies.  He has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001 Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999.  He serves on the boards of two companies in the information technology sector, one publicly traded and the other privately held.  Currently, Mr. Zender is President and CEO of Unity, a global not-for-profit organization, where he also serves on the board of directors.

K. Mason Conner joined the Company as Vice-President of Sales in 1997 and has been President and a Board Member since 1998, Acting Vice-President of Sales between 1998 and 2002, and Chief Executive Officer since 1999.   Mr. Conner is also a Director and the President of Tailored Business Systems, Inc. ("TBS"), which became a wholly owned subsidiary of the Company on February 17, 2004.  He has 27 years in sales and business management experience, including 19 years of direct and channel sales experience in the voice and data communications products and services industry. In the early 1980's he was involved in the application of Internet Protocol technologies with the military. In the late 1980s and early 1990s he was a principal strategist for an international initiative to transform K-12 education through the use of the Internet. He was a lead consultant with LTS for the electronic vulnerability threat assessment of the Los Angeles Airport Department after the "UnaBomber" threat. He has held senior sales management positions with Banyan Systems, Doelz Networks, and Timeplex. During the five years prior to joining the Company, Mr. Conner was Director of Sales at Telecom Multimedia Systems from 1996 to 1997, Vice President of Sales at Lo Tiro-Sapere from 1995 to 1996, and Vice President of Sales at Digital Network Architectures from 1991 to 1995.

H. Jay Hill has been a director since 1997 and became the Executive Vice President of Corporate Development in May of 2003.  Mr Hill is also a Vice President of TBS.  For the last 20 years, he has primarily been a senior executive in turnaround situations in information technology and telecommunication companies. From November 2000 to May of 2003, Mr. Hill was CEO, President and a Director of LightPort Advisors, Inc, a private Internet service provider for the financial services market.  He has held similar positions with Unitron Medical Communications, Inc. (d/b/a Moon Communications) (1999-2000) and Amnet Corporation (Netlink) (1989-1994), and has held senior sales and marketing management positions with SunCoast Environmental Controls (1996-1999), Technology Research Corporation (1994-1996), Harris Corporation, Doelz Networks, Paradyne/AT&T, and Inforex.  His primary background in sales and marketing commenced with Philadelphia Electric Company and IBM.  During 1999, Moon Communications, which was then a subsidiary of Sabratek Corp., filed for protection under Chapter 11 of the U.S. Bankruptcy Code in connection with the reorganization of Sabratek.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued by the Company for the fiscal years ended December 31, 2004 and 2003 to or for the account of the President and Chief Executive Officer and executive officers and significant employees of the Company who received benefits or annual salary and bonus of $100,000 or more during the stated period.

---------------------------------------------------------------------------------------------------------
	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
--------------------	-------------------------------------			-----------------------------------------
Name & Principal	Salary	Bonus	Other	Stock options	LTIP Payouts	Other
Position	($)	($)	($)	(#)	($)	($)
--------------------	------------	--------	-----------	--------------	--------------	-------
Fiscal 2004
--------------------
K. Mason Conner
President, CEO	$138,926	--	--	3,500,000	--	--

H. Jay Hill
E.V.P. Corporate
Development	93,423	76,000	--	500,000	--	--

James L. Kolassa
President, Tailored
Business Systems	83,044	60,014	--	1,500,000	--	--

James L. Campbell
Co-CIO, Tailored
Business Systems	76,676	27,235	--	--	--	--

Stephen A. Garner
Co-CIO, Tailored
Business Systems	77,269	27,235	--	--	--	--

-------------------
Fiscal 2003
--------------------
K. Mason Conner
President, CEO	$105,000	--	--	1,719,658	--	--
---------------------------------------------------------------------------------------------------------

EMPLOYMENT AND OTHER AGREEMENTS

We have entered into employment agreements with K. Mason Conner, our President and Chief Executive Officer, H. Jay Hill, our Executive Vice President - Corporate Development, and Michael Richard, our Chief Financial Officer.  On June 16, 2004, a written consent was filed with the Company to approve each of these employment agreements.  Following is a summary of the significant terms of each of these agreements:

K. Mason Conner.  Mr. Conner's employment agreement, dated as of June 10, 2004, provides for Mr. Conner to serve as our President and Chief Executive Officer for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Conner or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Conner to receive a base salary of $150,000 for the first year.  The Company will review Mr. Conner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Conner is entitled to an incentive bonus based upon the Company's net income.  For the 2004 fiscal year, Mr. Conner will be paid a bonus equal to 10% of the Company's net income.  For fiscal 2005 and 2006, the percentage of net income paid to Mr. Conner will be determined by the Board of Directors, but may not be less than 4% of net income for 2005 and 2% for 2006.

Mr. Conner will be paid an incentive bonus for each acquisition closed during the term of the employment agreement.  For each acquisition, Mr. Conner will be issued shares of the Company's common stock having an aggregate market value on the date of such closing equal to 2% of the acquisition price.

Pursuant to the employment agreement, we have granted Mr. Conner options for 3,500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Conner voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Conner shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Conner's death or disability.  Mr. Conner is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Conner and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Conner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Conner's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Conner, the Company will be obligated to make monthly payments to Mr. Conner for each month during the remaining term of the employment agreement, but not less than twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Conner's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Conner will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Conner has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Conner a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Conner under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Conner is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Conner shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Conner is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 299% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 299% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

H. Jay Hill.  Mr. Hill's employment agreement, dated as of June 10, 2004, provides for Mr. Hill to serve as our Executive Vice President - Corporate Development for a term of three years from June 16, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hill or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Hill to receive a base salary of $120,000 for the first year.  The Company will review Mr. Hill's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.

Mr. Hill will be paid an incentive bonus for each acquisition closed during the term of the employment agreement.  For each acquisition, Mr. Hill will be paid in kind consideration in an amount equal to 3.5% of the acquisition price.

Pursuant to the employment agreement, we have granted Mr. Hill options for 500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Hill voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Hill shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Hill's death or disability.  Mr. Hill is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Hill and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Hill also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Hill's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Hill, the Company will be obligated to make monthly payments to Mr. Hill for each month during the remaining term of the employment agreement, but not less than twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Hill's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Hill will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Hill has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Hill a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Hill under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Hill is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Hill shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Hill is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 200% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 200% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

Michael Richard.  Mr. Richard's employment agreement, dated as of June 10, 2004, provides for Mr. Richard to serve as our Chief Financial Officer for a term of two years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Richard or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Richard to receive a base salary of $95,000 for the first year.  The Company will review Mr. Richard's salary at annual intervals, and may adjust his annual base salary from time to time as the Chief Executive Officer deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.

Pursuant to the employment agreement, we have granted Mr. Richard options for 650,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Richard voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Richard shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Richard's death or disability.  Mr. Richard is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Richard and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Richard also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to two weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Richard's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Richard, the Company will be obligated to make monthly payments to Mr. Richard for each month during the remaining term of the employment agreement, but not less than six (6) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Richard will also be permitted to continue to participate for a period of six (6) months year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Richard has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Richard a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the sixth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Richard under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Richard is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Richard shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Richard is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 50% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 50% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

Recent Amendments to Employment Agreements for Messrs. Conner, Hill, and Richard.  On April 28, 2005, the Company and its three executive officers, K. Mason Conner, H. Jay Hill, and Michael A. Richard (the "Executives"), entered into agreements to amend their respective Executive Employment Agreements dated as of June 10, 2004.

The agreements were amended pursuant to the requirements of Section 6.14 of the Note Purchase Agreement dated April 13, 2005 by and between the Registrant and Barron Partners LP previously filed as Exhibit 4.5 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2005.

Pursuant to the amended Executive Employment Agreements, the Executives agreed to remove the anti-dilution right from their respective agreements.  Messrs. Conner and Hill agreed to modify an incentive bonus provision and accept a lower cap on the number of salary payments due upon involuntary termination.  To partially offset the reduction in benefits, the Company agreed to extend the terms of the agreements for Messrs. Conner and Hill by an additional year, and to increase the annual base salary amounts for each of Messrs. Conner, Hill, and Richard to $180,000, $150,000, and $100,000, respectively

James L. Kolassa.  Mr. Kolassa's employment offer letter, dated April 23, 2004, as amended, provides for Mr. Kolassa to serve as President of TBS and to receive a base salary of $120,000 per year.  His employment is at-will.  Mr. Kolassa is entitled to an incentive bonus based upon achieving certain growth targets for TBS' net revenue and net income.

Pursuant to the employment offer letter, the Company has agreed to grant Mr. Kolassa options to purchase 1,500,000 shares of our common stock at $0.18 per share (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Kolassa's employment is terminated for any reason, all vested and unvested options will be forfeited and cancelled if unexercised in the ninety day period following the date of any such termination.

Mr. Kolassa also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business

In the event of a Change in Corporate Control, any stock options granted to Mr. Kolassa shall become immediately vested in full and, in the case of stock options, exercisable in full.

James L. Campbell.  Mr. Campbell's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Campbell to serve as the Co-CIO of TBS for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Campbell or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Campbell to receive a base salary of $100,000 for the first year.  The Company will review Mr. Campbell's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Campbell is entitled to an incentive bonus based upon the Company's gross margin

Mr. Campbell also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Campbell's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Campbell, the Company will be obligated to make monthly payments to Mr. Campbell for each month during the remaining term of the employment agreement.  Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Campbell's annual base salary, as in effect on the date of termination.

Stephen A. Garner.  Mr. Garner's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Garner to serve as the Co-CIO of TBS for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Garner or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Garner to receive a base salary of $100,000 for the first year.  The Company will review Mr. Garner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Garner is entitled to an incentive bonus based upon the Company's gross margin

Mr. Garner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Garner's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Garner, the Company will be obligated to make monthly payments to Mr. Garner for each month during the remaining term of the employment agreement.  Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Garner's annual base salary, as in effect on the date of termination.

OPTION GRANTS IN FISCAL 2004

The following table provides information concerning grants of options to purchase the Company's common stock that we made to each of the executive officers and significant employees named in the summary executive compensation table during the fiscal year ended December 31, 2004.  We did not grant stock appreciation rights to these individuals during 2004.

----------------------------------------------------------------------------------------------------
	Number of	Percentage of Total	Exercise
	Securities Underlying	Options Granted to	Price Per	Expiration
Name	Options Granted	Employees in 2004	Share	Date
----------------------	------------------------	-----------------------	------------	-------------
K. Mason Conner	3,500,000	42%	$0.15	6/10/12
H. Jay Hill	500,000	6%	$0.15	6/10/12
James L. Kolassa	1,500,000	18%	$0.18	4/27/09
James L. Campbell	--	--	--	--
Stephen A. Garner	--	--	--	--
----------------------------------------------------------------------------------------------------

FISCAL YEAR END OPTION VALUES AND EXERCISES

The following table provides information with respect to the year-end value of unexercised stock options for each of the executive officers and significant employees named in the summary executive compensation table. The dollar values of unexercised options are calculated by determining the difference between the fair market value at fiscal year end of the common stock underlying the options and the exercise price of the options. The fair value is $0.15 per share, the per share price of our common stock on the OTCBB on December 31, 2004.

-------------------------------------------------------------------------------------------------
	Number of Securities Underlying	Value of Unexercised
	Unexercised Options at FYE	In-the-Money Options at FYE
Name	Exercisable / Un-exercisable	Exercisable / Un-exercisable
----------------------	--------------------------------------	-------------------------------------
K. Mason Conner	2,365,290 / 3,520,042	$0 / $0
H. Jay Hill	1,020,162 / 2,931,837	$10,000 / $40,000
James L. Kolassa	0 / 1,500,000	$0 / $0
James L. Campbell	0 / 0	$0 / $0
Stephen A. Garner	0 / 0	$0 / $0
-----------------------------------------------------------------------------------------------

STOCK OPTIONS

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 28,000,000 shares of common stock, as amended, to employees and certain outside consultants.   The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted.  The number of options under the 2002 Plan available for grant at December 31, 2004 was 10,816,532.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows:  5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share.   All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

Options to purchase 50,000 shares at $0.10 (the fair market value on the date of grant) were granted to a non-employee consultant during 2003.  These options vested on February 28, 2004.

Options to purchase 3,710,000 shares of the Company's common stock under the 2002 Plan at per share prices ranging from $0.10 to $0.1875 (above or at the fair market value on the dates of grant) were issued to employees during the year ended December 31, 2003, vesting on various dates from the date of grant through December 2008.

Options to purchase 833,030 shares of the Company's common stock under the 2002 Plan at $0.1875 per share (above or at the fair market value on the dates of grant) that were issued in 2002 were modified as to vesting and expiration date during 2003 in connection with the retirement of employees.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants.  The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term.  Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted.  The number of options under the 1997 Plan available for grant at December 31, 2003 was 2,089,798.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

BOARD OF DIRECTOR COMPENSATION

Members of our board of directors receive no cash compensation for services as a director or for attendance at or participation in meetings. Directors receive options to purchase common stock as compensation for services as a director. In past years, directors have received options to purchase the Company's common stock in consideration for services as a director. There has been no determination made as to the number and exercise price of options, if any, that will be issued to either K. Mason Conner or H. Jay Hill for service during terms following the term that expired on October 5, 2001.   During 2004, our Board of Directors has approved a compensation arrangement with J. Thomas Zender, a Director.  Pursuant to this arrangement, we have agreed to issue options to purchase 325,000 shares of our common stock at $0.15 per share to Mr. Zender in consideration for his past services as a Director and options to purchase 175,000 shares of our common stock at $0.15 per share in consideration for his services as a Director during the current year.  Directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending meetings. All directors have options to purchase shares of the Company's Common Stock as set forth in the above tables. The Company has no other arrangements regarding compensation for services as a director.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

Because our board of directors is comprised of only three members, none of which are considered to be independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we have determined that it is impractical to form an audit committee of the board of directors.  The entire board of directors of the Company acts as the audit committee as specified in section 3(a)(58)(B) of the Exchange Act.  In addition, we do not have an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act at this time because we believe that we are not in a position to attract suitable candidates due to insufficient capital resources.  In addition, we are not required by the OCTBB to have either an audit committee or an audit committee financial expert.

CODE OF ETHICS

The Company has adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to the Annual Report on Form 10-KSB filed on March 29, 2004 and is posted on the Company's Internet website (www.villageedocs.com).  Any amendments or waivers to this Code of Ethics with respect to the Company's principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) will be posted on our web site. One may also obtain, without charge, a copy of this Code of Ethics by contacting the Company's Investor Relations Department at (714) 368-8705.

PROPOSAL NO. 2

AMENDMENT OF ARTICLES OF INCORPORATION

Purpose and Effect of the Actions

The Company's Articles of Incorporation currently authorize the Company to issue 175,000,000 shares of Common Stock but does not authorize the Company to issue any preferred stock. Upon the effectiveness of the Amendment, the Company will be entitled to issue up to 250,000,000 shares of Common Stock and 48,000,000 shares of Series A Preferred Stock with such rights, preferences, limitations and restrictions as described in the Certificate of Designations, with no further authorization by stockholders required for the creation and issuance thereof.  The Board of Directors believes it to be in the best interest of the Company to amend its Articles of Incorporation.

The authorization to increase the number of shares of Common Stock to 250,000,000 will allow the Company to meet its obligations with respect to such options, warrants and convertible notes.  The authorization of 48,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") will allow the Company to fulfill the terms of a private placement of securities (the "Private Placement") to an accredited investor as disclosed in the Current Report on Form 8-K filed on April 19, 2005.  The Company sold an $800,000 Convertible Promissory Note (the "Note") in the Private Placement.  Under the terms of the Private Placement, the investor may convert the Note into 16,000,000 shares of Series A Preferred Stock.  This equates to an initial conversion price of $0.05 per share of Common Stock.  The investor was also issued two warrants (the "Investor Warrants").  One Investor Warrant ("Warrant A") entitles the investor to purchase 32,000,000 shares of Series A Preferred Stock at an exercise price of $0.10 per share of Common Stock.  The other Investor Warrant ("Warrant B") entitles the investor to purchase 8,000,000 shares of Common Stock at an exercise price of $0.25 per share.

Amend the Articles of Incorporation to create a class of Preferred Stock and describe the preference, rights and limitations of the Preferred Stock.

Terms of the Series A Preferred Stock

Number of Authorized Shares. After adoption of the Amendment, the Company's Articles of Incorporation will authorize the issuance of 48,000,000 shares of Series A Convertible Preferred Stock, par value $0.00l per share, with such rights, preferences, limitations and restrictions as described in the Certificate of Designations, with no further authorization by stockholders required for the creation and issuance thereof.

Each share of Series A Preferred Stock shall be convertible into one share of Common Stock.  Series A Preferred Stock will be immediately convertible into Common Stock, however, the Company is prohibited from effecting any conversion of the Series A Preferred Stock, and the holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.  The foregoing restriction may be waived (a) upon sixty-one days prior notice from the holder to the Company and (b) shall not apply in the event of a sale of substantially all of the assets or securities of the Company, a merger involving the corporation or an underwritten public offering of the Company's common stock.

No dividends shall be payable with respect to the Series A Preferred Stock.

The Series A Preferred Stock shall have no voting right, except with respect to changes in the powers, preferences or rights of the Preferred Stock.

The liquidation preference of the Series A Preferred Stock is equal to $0.05 per share (the "Liquidation Value").  Upon liquidation of the Company, holders of Series A Preferred Shares will be paid the Liquidation Value prior to distribution of any amounts to holders of our Common Stock.

Amend the Articles of Incorporation to increase the authorized Common Stock from 175,000,000 shares to 250,000,000 shares.

The increase in the authorized Common Stock will become effective upon the filing of the amendment with the Secretary of State of the State of California, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

(a) Reason for Increase in Number of Authorized Shares of Common Stock

The Board of Directors and the Company's stockholders approved the increase in the authorized Common Stock in order to ensure that the Company has sufficient shares of Common Stock to meet its existing obligations. As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. As a result of the increase in the Company's authorized Common Stock, the Company will also be able to meet its existing obligations to issue Common Stock, as described in greater detail below.

(b) Existing Obligations to Issue Common Stock

At the present time, the Company does not have sufficient shares of Common Stock to meet its existing obligations to issue Common Stock. As of April 30, 2004, the Company had 78,745,213 shares of Common Stock outstanding and 175,000,000 shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants were exercised and all convertible debentures were converted, including the Note and the Investor Warrants,, the Company would have approximately 198,000,000 shares of Common Stock outstanding.

(c) Effects of Increase in Number of Authorized Shares of Common Stock

In general, the issuance of any new shares of Common Stock, including shares issuable upon conversion of Series A Preferred Stock and the Investor Warrants,  will cause immediate dilution to the Company's existing stockholders, may affect the book value or market price of our common stock, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company.   Issuance of additional common stock will reduce the proportionate ownership and voting power of our then existing shareholders.  Another effect of increasing the Company's authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

The Company anticipates that the Amendment will be effective twenty (20) days after the mailing of this Information Statement; that is, it will be effective on approximately June 27, 2005 or shortly thereafter.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE AMENDMENT OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROPOSAL NO. 3

RATIFY AND APPROVE AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENTS

On April 28, 2005, the Company and its three executive officers, K. Mason Conner, H. Jay Hill, and Michael A. Richard (the "Executives"), entered into agreements to amend their respective Executive Employment Agreements dated as of June 10, 2004.

The agreements were amended pursuant to the requirements of Section 6.14 of the Note Purchase Agreement dated April 13, 2005 by and between the Company and Barron Partners LP previously filed as Exhibit 4.5 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2005.

Pursuant to the amended Executive Employment Agreements, the Executives agreed to remove the anti-dilution right from their respective agreements.  Messrs. Conner and Hill agreed to modify an incentive bonus provision and accept a lower cap on the number of salary payments due upon involuntary termination.  To partially offset the reduction in benefits, the Company agreed to extend the terms of the agreements for Messrs. Conner and Hill by an additional year, and to increase the annual base salary amounts for each of Messrs. Conner, Hill, and Richard to $180,000, $150,000, and $100,000, respectively

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2004 and other periodic filing with the Securities and Exchange Commission ("SEC)" which we file from time to time.  This information may be found on the SEC's EDGAR database at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This information statement is accompanied by a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "2004 Form 10-KSB").

The following information from our 2004 Form 10-KSB (File No. 00031395), as filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, is hereby incorporated by reference into this information statement:

1.         "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Item 6 thereof;

2.         Our consolidated financial statements as of December 31, 2004 and for the years ended December 31, 2004 and 2003, included in Item 7 thereof;

3.         "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," included in Item 8 thereof;

4.         "Directors, Executive Officers, Promoters and Control Persons of the Company," included in Item 9 thereof;

5.         "Executive Compensation," included in Item 10 thereof; and

6.         "Certain Relationships and Related Transactions," included in Item 12 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

COST OF INFORMATION STATEMENT AND DELIVERY OF DOCUMENTS TO MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

We will bear the cost of preparing, printing, and mailing this Information Statement.

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (714) 368-8705 or by mail to 14471 Chambers Road, Suite 105, Tustin, CA  92780.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Michael A. Richard
Michael A. Richard
Chief Financial Officer

Date:

June 7, 2005

Exhibit A

FORM OF
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

VILLAGEEDOCS
CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

        The undersigned, K. Mason Conner and Michael A. Richard, do hereby certify that:
                1. They are the President and Secretary, respectively, of VillageEDOCS, a California corporation (the "Corporation").
                2. The Corporation is authorized to issue 48,000,000 shares of preferred stock, none of which have been previously issued.
                3. The following resolutions were duly adopted by the Board of Directors:

        WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 48,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 48,000,000 shares of the preferred stock which the corporation has the authority to issue, as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.         Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

"Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

 "Closing Date" has the meaning set forth in the Purchase Agreement.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, no par value, and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Conversion Date" shall have the meaning set forth in Section 6(a).
"Conversion Ratio" shall have the meaning set forth in Section 6(a).
"Conversion Value" shall have the meaning set forth in Section 6(a).

 "Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

"Dilutive Issuance" shall have the meaning set forth in Section 7(b) hereof.

"Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and of any convertible securities, options or warrants issued and outstanding on the date of this Certificate of Designations, provided that such securities have not been amended since the date of this Certificate of Designations to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"Fundamental Transaction" shall have the meaning set forth in Section 7(f)(iii) hereof.

"Holder" shall have the meaning given such term in Section 2 hereof.

"Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock.

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

"Person" means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

"Purchase Agreement" means the Note Purchase Agreement, dated as of April __, 2005, by and between the Corporation and Barron Capital Partners, L.P., as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Corporation.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Series A Preferred Stock" shall have the meaning set forth in Section 2.

"Purchase Price" shall mean the Eight Hundred Thousand Dollars ($800,000.00) to be paid for the Note purchased pursuant to the Purchase Agreement, in United States Dollars and in immediately available funds.

             "Subsidiary" shall mean a corporation, limited liability company, partnership, joint venture or other  business entity of which the Corporation owns beneficially or of record more than 19% of the equity interest.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Series A Preferred Stock then outstanding.

  Section 2.         Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock" or "Preferred Stock") and the number of shares so designated shall be (which shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each a "Holder" and collectively, the "Holders").  Each share of Series A Preferred Stock shall have a par value of $.001 per share.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

 Section 3.         Dividends and Other Distributions.  No dividends shall be payable with respect to the Series A Preferred Stock.  No dividends shall be payable with respect to the Common Stock while the Series A Preferred Stock is outstanding.  The Common Stock shall not be redeemed while the Series A Preferred Stock is outstanding.

Section 4.         Voting Rights. The Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Section 5.         Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to $0.05 (the "Liquidation Value") before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 70 days prior to the payment date stated therein, to each record Holder.

Section 6.         Conversion.

a)                Conversions at Option of Holder. Each share of Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c)), into one (1) share of Common Stock (as adjusted as provided below, the "Conversion Ratio") at the option of the Holders, at any time and from time to time from and after the Original Issue Date.  Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.  The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.05 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the "Conversion Value").  If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value.  Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

b)               Beneficial Ownership Limitation.  Except as provided in Section 6(b) above, the Corporation shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination.  For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent quarterly reports, Form 10-Q, Form 10‑QSB, Annual Reports, Form 10‑K, or Form 10-KSB, as the case may be, as filed with the Commission under the Exchange Act (B) a more recent public announcement by the Corporation or (C) any other written notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Corporation shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation.  The restriction described in this Section 6(c) may be waived (a) upon sixty-one (61) days prior notice from the Holder to the Corporation and (b) shall be waived and shall not apply in the event of a sale substantially all of the assets or securities of the Corporation, a merger involving the Corporation or an underwritten public offering of the Common Stock.

c)                Mechanics of Conversion

                        (i)         Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

                                                         i.                    Obligation Absolute; Partial Liquidated Damages.  The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares.  In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                                                       ii.                    Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

                                                      iii.                    Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

                                                      iv.                    Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

                                                        v.                Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.         Certain Adjustments.

a)                Stock Dividends, Stock Splits, Other Events.  If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b)               Subsequent Equity Sales.  Neither the Corporation nor any Subsidiary, as applicable, at any time while Series A Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share less than the then Conversion Value ("Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Value, such issuance shall be deemed to have occurred for less than the Conversion Value); provided, however, that if an Anti-Dilution Triggering Event (as that term is defined in the Note Purchase Agreement) occurs, then the Company shall adjust the Conversion Price such that the number of shares of Common Stock issuable upon conversion of the Preferred Stock is increased in proportion to the number of subsequently issued shares of Common Stock triggering the Anti-Dilution Triggering Event.

c)                Subsequent Rights Offerings.  The Corporation, at any time while the Series A Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Value.

d)               Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)                Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

f)                Notice to Holders.

                                                         i.                    Adjustment to Conversion Price.  Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

            ii.         Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the  stock books of the Corporation, at least 70 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  Any and all Conversion Shares issued or issuable upon conversion shall be entitled to share in such transaction notwithstanding the record date of such transaction so long as the Holders of the Series A Preferred Stock elect to convert their shares of Series A Preferred Stock into Conversion Shares prior to the expiration of such 70-day notice period.

           iii. Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.

           iv. Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration").  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A  Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f)(iii) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                        Section 8.         Miscellaneous.

a)                Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address provided in the Purchase Agreement, facsimile number  (800) 837-0679, Attn: K. Mason Conner or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)               Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)                Lost or Mutilated Preferred Stock Certificate.  If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d)               Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

e)                Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____th day of _______, ______.

Name:
Title:  President and Chief Executive Officer

Name:
Title:  Secretary

Exhibit B

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
VillageEDOCS

Mason Conner and Michael Richard certify that:

1.         They are the President and Secretary, respectively, of VillageEDOCS, a California corporation (the "Company").

2.         ARTICLE IV of the Articles of Incorporation of the Company is amended to read as follows:

IV

This Corporation is authorized to issue two classes of shares of stock.  The first class will be designated as preferred stock, the total number of shares of Preferred stock which the Corporation is authorized to issue is forty eight million (48,000,000).  The second class will be designated as common stock; the total number of shares which the Corporation is authorized to issue is two hundred fifty million (250,000,000).

3.         The foregoing amendment of the Articles of Incorporation has been duty approved by the Board of Directors

4.         The forgoing amendment has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code of the State of California.  On the date the shareholders approved the foregoing amendment, the corporation had only one class of shares and the number of outstanding shares was 78,821,819.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June __, 2005

_______________________________
Mason Conner, President

_______________________________
Michael Richard, Secretary